Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Regency Centers Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-930, No. 333-52089, No. 333-44724, No. 333-114567, No. 333-125858, and No. 333-125913) on Forms S-3 and (No. 333-134286 and No. 333-149856-1) on Form S-3ASR and (No. 333-127274-1) on Form S-4 and (No. 333-24971, No. 333-55062, No. 333-125857, and No. 333-149872) on Forms S-8 of Regency Centers Corporation and (No. 333-149856) on Form S-3ASR and (No. 333-127274) on Form S-4 of Regency Centers, L.P. of our reports dated March 17, 2009, with respect to the consolidated balance sheets of Regency Centers Corporation as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008, and related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of Regency Centers Corporation.

/s/ KPMG LLP

March 17, 2009 Jacksonville, Florida Certified Public Accountants